SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2002

MINNESOTA CORN PROCESSORS, LLC
(Exact name of Registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	333-71213 (Commission File Number)	41-1928467 (I.R.S. Employer Identification Number)

901 North Highway 59 Marshall, Minnesota (Address of principal executive offices)		56258-2744 (Zip code)

Registrant’s telephone number, including area code: (507) 537-2676

Item 5. Other Events.
Item 7. Financial Statements and Exhibits.
EXHIBIT INDEX
EX-2.1 Agreement and Plan of Merger
EX-99.1 Press Release dated July 11, 2002

     Item 5. Other Events.

     Archer-Daniels-Midland Company, a Delaware corporation (“Parent”), ADM Milling Co., a Minnesota corporation and wholly owned subsidiary of Parent (“Parent Subsidiary”), ADM Acquisition LLC (“Merger Subsidiary”), a Colorado limited liability company owned 98.57% by Parent and 1.43% by Parent Subsidiary, and Minnesota Corn Processors, LLC, a Colorado limited liability company (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of July 11, 2002. Under the terms of the Agreement, Merger Subsidiary will merge with and into the Company and the holders of Class A units of membership interest in the Company (“Class A Units”) will be entitled to receive cash from Parent and Parent Subsidiary in exchange for their Class A Units (the “Merger”). Under the terms of the Merger Agreement, each issued and outstanding Class A Unit shall be exchanged for the right to receive from Parent and Parent Subsidiary an aggregate amount in cash equal to $2.90 (the “Merger Consideration”), subject to offset for those holders who have an outstanding financial obligation to the Company relating to the 1996 loss payable described in the Company’s operating agreement.

     The board of directors of the Company deems it advisable and in the best interests of the Company to enter into the Merger Agreement and for the holders of Class A Units to approve the transaction. The Company’s board of directors received an opinion from each of its financial advisors, ING Financial Markets LLC and Morgan Lewins & Co. Inc., that, as of the date of each opinion, and subject to the assumptions, limitations and qualifications stated in each opinion, the $2.90 per-unit payment to be paid to the holders of Class A units in the Merger is fair to those holders from a financial point of view. The completion of the Merger is subject to customary conditions, including approval by eligible Class A members at a special meeting to be held to consider and vote upon the Merger and receipt of required regulatory approvals.

     The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed herewith as Exhibit 2.1. A press release announcing the Merger was issued on July 11, 2002 and is attached hereto as Exhibit 99.1 and incorporated by reference.

     All unitholders should read the proxy statement concerning the Merger that will be filed with the Securities and Exchange Commission (the “SEC”) and mailed to unitholders. The proxy statement will contain important information that unitholders should consider before making any decision regarding the Merger. You will be able to obtain the proxy statement, as well as other filings containing information about the Company and Archer-Daniels-Midland Company, without charge, at the SEC’s Internet site (http://www.sec.gov). Copies of the proxy statement will also be available, without charge, by contacting the Secretary of the Company.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits

2.1	Agreement and Plan of Merger, dated as of July 11, 2002, among Archer-Daniels-Midland Company, a Delaware corporation, ADM Milling Co., a Minnesota corporation, ADM Acquisition LLC, a Colorado limited liability company, and Minnesota Corn Processors, LLC, a Colorado limited liability company.

99.1	Press Release, dated July 11, 2002, announcing the execution of the merger agreement.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINNESOTA CORN PROCESSORS, LLC

By: /s/ Joseph G. Bennett
Name: Joseph G. Bennett
Title: Secretary and General Counsel
Date: July 11, 2002

EXHIBIT INDEX

2.1	Agreement and Plan of Merger, dated as of July 11, 2002, among Archer-Daniels-Midland Company, a Delaware corporation, ADM Milling Co., a Minnesota corporation, ADM Acquisition LLC, a Colorado limited liability company, and Minnesota Corn Processors, LLC, a Colorado limited liability company.

99.1	Press Release, dated July 11, 2002, announcing the execution of the merger agreement.